UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.              )

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VESTIN REALTY MORTGAGE II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VESTIN REALTY MORTGAGE II, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2007

TO THE STOCKHOLDERS OF VESTIN REALTY MORTGAGE II, INC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, June 6, 2007, at 10:00 a.m. Eastern Time at Marriott Baltimore / Washington Int'l Airport, 1743 West Nursery Road, Baltimore, Maryland, 21240, (410) 859-8300, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect one director to serve on the Company’s Board of Directors until the 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as independent auditors of the Company for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The Company’s Board of Directors has fixed the close of business on May 4, 2007, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection on the day of the meeting at the place of the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD.

By Order of the Board of Directors,
/s/ Michael V. Shustek
Michael V. Shustek
Chairman of the Board and Chief Executive Officer
Las Vegas, Nevada
May 4, 2007

VESTIN REALTY MORTGAGE II, INC.
8379 W. Sunset Road
Las Vegas, Nevada 89113
(702) 227-0965

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2007

The enclosed proxy is solicited on behalf of the Board of Directors of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company” or “Vestin Realty”), for use at the 2007 Annual Meeting of Stockholders to be held on Wednesday, June 6, 2007, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2007 annual meeting will be held at Marriott Baltimore / Washington Int'l Airport, 1743 West Nursery Road, Baltimore, Maryland, 21240, (410) 859-8300.

Please vote your shares of common stock by completing the enclosed proxy card and returning it in the enclosed envelope. This proxy statement has information about the 2007 annual meeting and was prepared by Vestin Mortgage, Inc. the manager of the Company for our board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about May 7, 2007.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2007 annual meeting is limited to the Company’s stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. local time and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on May 4, 2007. On May 4, 2007, the record date for determination of stockholders entitled to notice of and to vote at the 2007 annual meeting, 38,877,356 shares of our common stock, par value $0.0001 per share, were issued and outstanding.

Holders of common stock will vote at the 2007 annual meeting as a single class on all matters. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2007 annual meeting. Sign and date the proxy card and mail it back in the enclosed envelope. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR the director nominee and FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP to act as the Company’s independent auditors.

What if other matters come up at the 2007 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2007 annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares in accordance with the recommendation of the board of directors or if no recommendation has been made in their own discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with Michael V. Shustek, our Chief Executive Officer, at our principal executive offices at 8379 W. Sunset Road, Las Vegas, Nevada 89113, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the 2007 annual meeting and voting in person.

Can I vote in person at the 2007 Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card, you can attend the 2007 annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

All votes will be tabulated by the inspector of elections appointed for the 2007 annual meeting, who will separately tabulate affirmative votes, withheld or negative votes and abstentions. Abstentions are counted as present for purposes of determining whether or not there is a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, the nominee can vote them as it sees fit on “routine” matters. Both proposals on the agenda for the Annual Meeting are considered to be routine.

We will have a quorum and be able to hold the 2007 annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. As of the record date, there are 38,877,356 shares of common stock outstanding; hence a quorum will be 19,438,679 shares. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

In the election of directors, the nominee receiving the highest number of affirmative votes shall be elected. You may not cumulate votes in the election of directors. The affirmative vote of the holders of common stock representing a majority of the voting power present or represented by proxy and voting at the 2007 annual meeting is required for the ratification of the inspector of elections.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our 2008 annual meeting and included in our proxy materials relating to the 2008 annual meeting must be received by Michael V. Shustek, Corporate Secretary, Vestin Realty Mortgage II, Inc., 8379 W. Sunset Road, Las Vegas, Nevada 89113, no later than February 7, 2008, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2008 annual meeting.

If a stockholder wishes to present a proposal at our 2008 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2008 annual meeting, the stockholder must give advance notice to us prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary between January 8 and February 7, 2008. However, in the event that the 2008 annual meeting is called for a date which is more than thirty days before or after the anniversary of the date of the 2007 annual meeting, stockholder proposals intended for presentation at the 2008 annual meeting must be received by our Corporate Secretary no earlier than 150 days before the date of such annual meeting and no later than 120 days before the date of the 2008 annual meeting. You can obtain a copy of our By-laws by sending a written request addressed to the Corporate Secretary at the address set forth in the preceding paragraph.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This proxy statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of one director to our board of directors. Proposal No. 2 requests ratification of the appointment of our independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

Upon the formation of the Company the size of the board of directors was set at five directors. Our board of directors currently consists of five persons. Fredrick J. Zaffarese Leavitt whose term expires at the 2007 annual meeting, John Dawson and Roland Sansone whose terms expire at the 2008 annual meeting and Michael V. Shustek and Robert Aalberts whose term expires at the 2009 annual meeting.

Our board of directors has nominated Fredrick J. Zaffarese Leavitt for election as a director to serve for a three-year term and until his successor is duly elected and qualified. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of Mr. Zaffarese Leavitt. Proxies cannot be voted for more than one person.

Mr. Zaffarese Leavitt has agreed to serve if elected until the new term expires at our 2010 annual meeting of stockholders, and we have no reason to believe that he will be unavailable to serve. If he is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Mr. Zaffarese Leavitt.

Certain information about Mr. Zaffarese Leavitt is set forth below.

Name	Age	Director Since	Position

Fredrick J. Zaffarese Leavitt (1)	36	2006	Director

(1) Member of the Audit Committee, Nominating Committee and Compensation Committee

Fredrick J. Zaffarese Leavitt was a director for Vestin Group from November 2004 to December 2005. He has been a director of us and Vestin Realty Mortgage I, Inc. since January 2006. Since August of 1993 Mr. Zaffarese Leavitt has been an accountant for the United States Department of the Interior where his responsibilities include the review and audit of various states, local and municipality governments for compliance with federal laws and regulations as well as preparation of financial statements for Executive Branch and Congressional review. Additionally, Mr. Zaffarese Leavitt sits on various audit committees involving the utility industry. Mr. Zaffarese Leavitt is a CPA and a graduate of University of Nevada Las Vegas.

For the biographies on our current directors not standing for re-election, please see the section entitled “Management” at page 12.

Board of Directors

Our board of directors is currently composed of five members. We have a staggered Board of directors. Mr. Zaffarese Leavitt’s term expires at the 2007 annual meeting, Mr. Dawson and Mr. Sansone’s term expires at the 2008 annual meeting and Mr. Aalbert and Mr. Shustek’s term expire at the 2009 annual meeting. Upon the expiration of a directors term, the director elected will serve for a three year term or until his successor is duly elected and qualified.

Our board of directors held ten meetings during fiscal 2006. All of the then current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during fiscal 2006. We generally expect all directors to attend the Annual Meeting of Stockholders. This is our first Annual Meeting of Stockholders.

In compliance with Nasdaq listing requirements, a majority of our directors must be individuals who meet the independence standards set forth in the applicable rules of the Nasdaq Stock Market. We use the definition of independence set forth in Nasdaq Rule 4200(a)(15) and the interpretations thereof to determine if a candidate qualifies as an independent director. Our Nominating Committee reviews each director and each candidate to determine if they meet the requisite standard of independence. In addition, members of the Audit Committee of our Board of Directors must meet the independence standards set forth in Section 10A(m) of the Securities Exchange Act of 1934. Our Nominating Committee has evaluated each of our directors and has determined that (i) each director except for Mr. Shustek meets the independence requirements of Nasdaq Rule 4200(a)(15) and (ii) each member of our Audit Committee meets the independence requirements of Section 10A(m).

Stockholders wishing to communicate with the Board of Directors should send their correspondence to the following address: 8379 W. Sunset Road, Las Vegas, Nevada 89113. Such correspondence shall be directed to Mr. Aalberts unless the correspondent directs that the letter be delivered to another director. Stockholders may mark such communications “Confidential” and all such letters will be delivered unopened to the designated addressee.

Board Committees

Our board of directors has three standing committees: the audit committee, nominating committee and compensation committee.

Audit committee - The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent accountants. In addition, the Audit Committee reviews with the Company’s management and its independent accountants financial information that will be provided to stockholders and others, the systems of internal controls which management and our board of directors have established and our audit and financial reporting processes. The Audit Committee operates under a written Audit Committee Charter adopted by our board of directors which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx. Our Audit Committee, consisting of Mr. Zaffarese Leavitt (chair), Mr. Aalberts and Mr. Sansone, met in March 2007 in connection with the audit of our 2006 financial statements, and held a total of four meetings in fiscal 2006. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	selecting and hiring our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and nonaudit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

Our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee. After the Annual Meeting, if Mr. Zaffarese Leavitt is elected, our Audit Committee will consist of Mr. Zaffarese Leavitt, Mr. Aalberts and Mr. Sansone. Our Board of Directors has determined that each of these directors meet the independence standards for audit committee members and that Mr. Zaffarese Leavitt meets the financial expertise requirements set forth in Section 407 of the Sarbanes Oxley Act of 2002.

Nominating Committee - Our Nominating Committee’s was formed to assist our board of directors by identifying individuals qualified to become directors. During fiscal 2006 the Nominating Committee, consisting of Mr. Sansone (chair), Mr. Zaffarese Leavitt and Mr. Aalberts, held one meeting. After the annual stockholder meeting, if Mr. Zaffarese Leavitt is elected, our compensation committee will consist of Mr. Sansone, Mr. Zaffarese Leavitt and Mr. Aalberts.

The Nominating Committee operates under a charter adopted by our Board of Directors which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx. Responsibilities of the Nominating Committee include, among other things:

•	evaluating the composition, size, operations and governance of our board of directors and making recommendations regarding future planning and the appointment of directors;

•	evaluating the independence of our directors and candidates for election to the Board; and

•	evaluating and recommending candidates for election to our board of directors.

In evaluating candidates, the Nominating Committee will consider an individual’s business and professional experience, the potential contributions they could make to our Board and their familiarity with our business. The Nominating Committee will consider candidates recommended by our directors, members of our management team and third parties. The Nominating Committee will also consider candidates suggested by our stockholders. We do not have a formal process established for this purpose. Stockholders are encouraged to contact the Chair of the Nominating Committee if they wish the Committee to consider a proposed candidate. Stockholders should submit the names of any candidates in writing, together with background information about the candidate, and send the materials to the attention of Mr. Ronald Sansone at the following address: 8379 W. Sunset Road, Las Vegas, Nevada 89113.

Mr. Zaffarese Leavitt is an incumbent member of the Board of Directors and is a member of the Nominating Committee. The disinterested members of the Nominating Committee evaluated Mr. Zaffarese Leavitt’s performance and consulted with management in determining to nominate him for re-election to the Board.

Compensation Committee - Our Compensation Committee operates under a charter adopted by our Board of Directors which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx. It was established to assist our board of directors relating to compensation of the Company’s directors and its sole manager, Vestin Mortgage, Inc.; and to produce as may be required an annual report on executive officer compensation. Subject to applicable provisions of our bylaws and the Management Agreement with our manager, the compensation committee is responsible for reviewing and approving compensation paid by us to our manager. During fiscal 2006 the Compensation Committee, consisting of Mr. Aalberts, Mr. Zaffarese Leavitt and Mr. Sansone, held one meeting. After the annual stockholder meeting, if Mr. Zaffarese Leavitt is elected, our compensation committee will consist of Mr. Aalberts (chair), Mr. Zaffarese Leavitt and Mr. Sansone No member of the Compensation Committee had a relationship that requires disclosure as a compensation committee interlock.

Our board of directors may establish other committees to facilitate the management of our business.

Director Compensation

We pay our non-employee directors $500 for each board meeting attended in person, $500 per board meeting attended by telephone conference and $500 for each committee meeting attended, whether in person or by telephone conference. Non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

Employee directors do not receive any additional compensation for serving as members of our board of directors or any committee of our board of directors.

Vote Required

The nominee receiving the highest number of affirmative votes of the outstanding shares of common stock, present or represented by proxy and entitled to be voted for him, shall be elected as a director. Shares withheld are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under Maryland law.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the election of Mr. Zaffarese Leavitt.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Moore Stephens Wurth Frazer and Torbet, LLP have been the independent auditors of the Company since the Company was formed in 2006. During the fiscal year ended December 31, 2006, Moore Stephens Wurth Frazer and Torbet, LLP provided various audit, audit related and non-audit services to us as follows:

a. Audit Fees: Aggregate fees billed for professional services rendered for the audit and review of our fiscal year 2006 annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q totaled approximately $412,000.

b. Financial Information Systems Design and Implementation Fees: none.

c. All Other Fees:
Tax planning & returns preparation: none.
Audit committee meeting preparation and attendance: none.
Registration filings and professional advice: none.

Non-audit services, if any, must be approved in advance by our Audit Committee.

Our Audit Committee has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant’s independence and has determined that such services, to the extent any were rendered, have not adversely affected Moore Stephens Wurth Frazer and Torbet, LLP’s independence. Moore Stephens Wurth Frazer and Torbet, LLP has been selected by our Audit Committee as our independent auditors for the fiscal year ending December 31, 2007. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Audit Committee believes that such a change would be in our best interests and that of our stockholders.

Representatives of Moore Stephens Wurth Frazer and Torbet, LLP are expected to be present at the 2007 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the independent auditors for the fiscal year ending December 31, 2007.

Vote Required

The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding common stock, present or represented by proxy and voting at the annual meeting is required to ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent auditors for the fiscal year ending December 31, 2007.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent auditors for the fiscal year ending December 31, 2007.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2007 annual meeting. If any other business is properly brought before the 2007 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors or if no recommendation has been in their own discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages as of March 21, 2007 and positions of the individuals who serve as our directors and executive officers:

Name	Age	Title

Michael V. Shustek	48	President, Chief Executive Officer, President, Secretary, Treasurer and Director
Rocio Revollo(4)	45	Chief Financial Officer
John E. Dawson (4)	49	Director
Robert J. Aalberts(1)(2)(3)	55	Director
Fredrick J. Zaffarese Leavitt(1)(2)(3)	36	Director
Roland M. Sansone(1)(2)(3)	51	Director

(1)	Member of the Audit Committee.

(2)	Member of the Nominating Committee.

(3)	Member of the Compensation Committee.

(4) Mr. Alderfer retired from the Company as Director and the Chief Financial Officer on March 21, 2007 and was succeeded by Rocio Revollo as the Chief Financial Officer and John Dawson as a Director on our Board of Directors.

The following table sets forth the names, ages as of March 21, 2007, and positions of the individuals who serve as directors and executive officers of Vestin Mortgage, Inc. (our manager), its parent Vestin Group, Inc. and its affiliates including Vestin Originations:

Name	Age	Title

Michael V. Shustek	48	President, Chief Executive Officer, President, Secretary, Treasurer and Chairman
Rocio Revollo	45	Chief Financial Officer
James M. Townsend	37	Chief Operating Officer
Michael J. Whiteaker	57	Vice President of Regulatory Affairs
Daniel B. Stubbs	45	Senior Vice President, Underwriting

Directors and Executive Officers of Vestin Realty Mortgage II, Vestin Mortgage (our manager), Vestin Group, Vestin Originations or our affiliates

Michael V. Shustek has been a director of our manager and Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999 and a Director and CEO of us and Vestin Realty Mortgage I, Inc. (“VRM I”) since January 2006. In February 2004, Mr. Shustek became the President of Vestin Group. Mr. Shustek also serves on the loan committee of our manager and its affiliates. In 2003, Mr. Shustek became the Chief Executive Officer of our manager. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio.

In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada’s history. Mr. Shustek has co-authored two books, entitled “Trust Deed Investments,” on the topic of private mortgage lending, and “If I Can Do It, So Can You.” Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas. On September 27, 2006, the Securities and Exchange Commission (the "Commission"), following completion of an investigation, entered an Administrative Order (the "Order") naming our Chief Executive Officer, Michael Shustek, as well as Vestin Mortgage and Vestin Capital (collectively, the “Respondents”). The Respondents consented to the entry of the Order without admitting or denying the findings therein. In the Order, the Commission finds that the Respondents violated Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 through the use of certain slide presentations in connection with the sale of units in Vestin Fund III and in our predecessor, Vestin Fund II. The Respondents consented to the entry of a cease and desist order, the payment by Mr. Shustek of a fine of $100,000 and Mr. Shustek’s suspension from association with any broker or dealer for a period of six months, which suspension expired in March 2007. In addition, the Respondents agreed to implement certain undertakings with respect to future sales of securities.

Rocio Revollo was elected as our Chief Financial Officer on March 21, 2007. In addition, Ms. Revollo was elected the CFO of VRM I and Vestin Group on March 21, 2007. Prior to being elected as the CFO of us, VRM I and Vestin Group, Ms. Revollo served as the Corporate Controller of Vestin Group since June 2005. Ms. Revollo previously served as Corporate Controller for Sobel Westex from January 2002 through May 2005. From April 1999 to December 2001, Ms. Revollo was a financial consultant for Re:Source Connections. Ms. Revollo is a Certified Public Accountant and worked for the accounting firm of KPMG LLP. She received a Bachelor of Business Administration degree in Accounting and a Bachelor of Arts degree in Communication Studies from the University of Nevada, Las Vegas.

James M. Townsend has served as the Chief Operating Officer of Vestin Group since January 2007. Mr. Townsend also serves on the loan committee of Vestin Mortgage and its affiliates. Mr. Townsend has over 15 years of experience in the securities industry. From February 2004 to September 2006, Mr. Townsend was the National Sales Manager of Samco Financial Services, Inc. From November 2003 to February 2004 Mr. Townsend was employed by Vestin Group as Manager of the Wholesale Division. From September 2002 to October of 2004 Mr. Townsend was National Sales Manager of Samco Financial Services, Inc. From February 1997 to July 2002 Mr. Townsend was employed by Donald & Co. Securities, Inc., as both a Sales Manager and the National Sales Manager. Mr. Townsend received a Bachelor of Science degree in Business Administration from The University of Texas at Dallas.

Michael J. Whiteaker has been Vice President of Regulatory Affairs of our manager and Vestin Group since May 1999. Mr. Whiteaker is experienced in the banking and finance regulatory fields, having most recently served with the State of Nevada, Financial Institution Division from 1982 to 1999 as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada. Mr. Whiteaker has worked extensively on matters pertaining to both state and federal statutes, examination procedures, policy determination and credit administration for commercial and real estate loans. From 1973 to 1982, Mr. Whiteaker was Assistant Vice President of Nevada National Bank, responsible for a variety of matters including loan review.

Daniel B. Stubbs has been the Senior Vice President of Underwriting and Secretary of our manager since January 2000. Mr. Stubbs heads the loan department for our manager and its affiliates and is responsible for reviewing loan requests and performs due diligence necessary for risk analysis in connection with the underwriting process. In addition, Mr. Stubbs serves on the loan committee and acts as liaison for our manager and its affiliates with the various commercial loan participants. Mr. Stubbs has 15 years experience in the title insurance industry and has received a Bachelor of Arts degree in Communication Studies from the University of Nevada, Las Vegas.

Board Composition

Our board of directors is authorized to have up to 15 directors. Our board of directors is currently comprised of five directors. In accordance with our articles of charter and bylaws, our board of directors is divided into three classes, class I, class II and class III, with each class serving staggered three-year terms. The members of the classes are divided as follows:

•	The class I director is Mr. Zaffarese Leavitt, and his term will expire at the 2007 annual meeting of stockholders;

•	The class II directors are Messrs, Dawson and Sansone, and their terms will expire at the 2008 annual meeting of stockholders; and

•	The class III directors are Messrs, Aalberts and Shustek, and their terms will expire at the 2009 annual meeting of stockholders.

The authorized number of directors may be changed only by resolution of the board of directors. Any additional directors resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of at least a majority of our outstanding stock entitled to vote on election of directors.

Current Director Standing for Re-election

Fredrick J. Zaffarese Leavitt. See “Proposal No. 1: Election of Directors” for Mr. Zaffarese Leavitt’ s biography.

Current Directors not Standing for Re-election

Michael V. Shustek.  See “Management, Directors and Officers” for Mr. Shustek’s biography.

Robert J. Aalberts was a director of Vestin Group from April 1999 to December 2005. He has been a director of us and VRM I since January 2006. Since 1991, Professor Aalberts has held the Ernst Lied Professor of Legal Studies professorship in the College of Business at the University of Nevada, Las Vegas. From 1984 to 1991, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Professor Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; including Real Estate Law 6th Ed. (2006) published by the Thomson/West Company. He is also the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law. Since 1992, Professor Aalberts has been the Editor-in-chief of the Real Estate Law Journal. Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and received a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota. He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

Roland M. Sansone was a director for Vestin Group from December 2004 to December 2005. He has been a director of us and VRM I since January 2006 and has served as President of Sansone Development, Inc. since 2002. Sansone Development, Inc. is a real estate development company. Mr. Sansone has been self-employed as a Manager and developer of real estate since 1980. Mr. Sansone is currently the president of several companies that develop, own and manage commercial and residential property. Mr. Sansone attended Mt. San Antonio College.

John E. Dawson was previously a director of Vestin Group from March 2000 to December 2005. Since 2005 Mr. Dawson has been a partner of the Las Vegas law firm of Lionel Sawyer & Collins. Previous to that, from 1995 to 2005, Mr. Dawson was a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor’s Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

Relationships Among Executive Officers and Directors

Our executive officers are appointed by our board of directors on an annual basis and serve until their successors have been duly appointed and qualified. There are no family relationships among any of our directors or executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for our 2006 fiscal year, our executive officers and directors timely filed all reports required under Section 16(a) for such fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

We do not pay any compensation to our executive officers. All of our activities are managed by Vestin Mortgage, Inc. pursuant to a management agreement. Subject to the approval of our Compensation Committee, we pay Vestin Mortgage a management fee of up to 0.25% of the total funds we and our predecessor, Vestin Fund II, LLC, have raised through the sale of stock or units. The executive officers of Vestin Mortgage manage our business subject to the oversight of our Board of Directors. The officers of Vestin Mortgage also manage the business of several other companies and engage in other activities; there is no link between the compensation we pay Vestin Mortgage and the compensation Vestin Mortgage pays its officers.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

We have no employment agreement with Michael Shustek or Rocio Revollo. We have entered into a Management Agreement with Vestin Mortgage, Inc. to manage our operations. The Management Agreement continues in force for the duration of the existence of the Company unless terminated upon the affirmative vote of a majority in interest of stockholders entitled to vote on the matter. In addition, a majority of our independent directors may terminate the Management Agreement for cause at any time upon 90 days’ written notice of termination.

EQUITY COMPENSATION PLAN INFORMATION

We do not currently have any equity compensation plans.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shown below is certain information, as of March 26, 2007, with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of common stock by the only persons or entities known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock. Unless otherwise noted, the percentage ownership is calculated based on 38,869,575 shares of our common stock as of March 26, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Comerica Bank One Detroit Center Detroit, MI 48275	Sole voting power of 2,720,606 shares with no dispositive power (1)	7.00%

(1)	Based upon a Schedule 13G, dated February 13, 2007, filed with the SEC by Comerica Bank, which is deemed to be the beneficial owner of 2,720,606 shares with sole voting power and no dispositive power.

The following table sets forth the total number and percentage of our common stock beneficially owned as of March 26, 2007 by:

•	each director;

•	our chief executive officer and our other executive officers; and

•	all executive officers and directors as a group.

Unless otherwise noted, the percentage ownership is calculated based on 38,869,575 shares of our total outstanding common stock, as of March 26, 2007.

	Common Shares Beneficially Owned
Beneficial Owner	Number	Percent

Michael V. Shustek(1)	330,717	**
John Alderfer (3)(4)	2,569	**
Rocio Revollo (4)	--	--
James M. Townsend (2) (3)	307,558	**
John E. Dawson (3)(4)	3,200	**
Robert J. Aalberts (3)	494	**
Frederick J. Zaffarese Leavitt	--	--
Roland M. Sansone	--	--
All directors and executive officers as a group (8 persons)	644,538	1.66%

** Less than one percent of our total outstanding common stock.

(1)
Includes 241,020 shares held by our manager and 89,697 shares held by Michael Shustek. Mr. Shustek is the Chairman, President and Chief Executive Officer of Vestin Mortgage and indirectly owns all of the capital stock of our manager through Vestin Group. Mr. Shustek has sole voting and investment power in all these shares.

(2)
Mr. Townsend became an officer of Vestin Group in January 2007. Mr. Townsend directly owns 139,074 shares and indirectly owns 168,484 shares through FMR Holdings, Inc., which is wholly owned by Mr. Townsend whom has sole voting and investment power in all these shares.

(3)
Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(4)
Mr. Alderfer retired from the Company as Director and the Chief Financial Officer on March 21, 2007 and was succeeded by Rocio Revollo as the Chief Financial Officer and John Dawson as a Director on our Board of Directors.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Vestin Realty Mortgage II, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2006. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Moore Stephens Wurth Frazer and Torbet, LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Moore Stephens Wurth Frazer and Torbet, LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Moore Stephens Wurth Frazer and Torbet, LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by the Audit Committee of
the Board of Directors,

Fredrick J. Zaffarese Leavitt, Chairman
Robert Aalberts
Roland Sansone

NO INCORPORATION BY REFERENCE OR DEEMED FILING

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee Report and the Audit Committee Charter referred to in this proxy statement are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

From time to time we may acquire or sell investments in real estate loans from/to our manager or other related parties pursuant to the terms of our Management Agreement provided the price does not exceed the par value. No gain or loss is recorded on these transactions, as it is not our intent to make a profit on the purchase or sale of such investments. The purpose is generally to diversify our portfolio by syndicating loans, thereby providing us with additional capital to make additional loans.

Other than as set forth above, our Management Agreement contains a series of restrictions on transactions between us and our manager and its affiliates. Generally speaking, any such transactions must be approved in advance by a majority of our independent directors.

Transactions with the Manager

Our manager is entitled to receive from us an annual management fee of up to 0.25% of our aggregate capital contributions received by us and Fund II from the sale of shares or membership units, paid monthly. The amount of management fees paid to our manager for the twelve months ended December 31, 2006 was approximately $1.1 million and for the three months ended March 31, 2007 was approximately $274,000.

As of March 31, 2007, our manager owned 241,020 of our common shares. For the twelve months ended December 31, 2006, we incurred $46,000 in dividends payable to our manager based on the number of shares they held on the dividend record dates and we recorded pro-rata distributions owed to our manager of $16,000. For the three months ended March 31, 2007, we declared $24,000 in dividends payable to our manager based on the number of shares they held on the dividend record dates.

Transactions with Other Related Parties

As of March 31, 2007, we owned 407,485 common shares of VRM I, representing approximately 5.93% of their total outstanding common stock. On November 29, 2006, we filed the required Schedule 13D with the SEC. For the three months ended March 31, 2007 and the twelve months ended December 31, 2006, we recognized approximately $26,000 and $72,000, respectively, in dividend income from VRM I based on the number of shares we held on the dividend record dates.

As of March 31, 2007, VRM I owned 372,655 of our common shares, representing approximately 0.96% of our total outstanding common stock. For three months ended March 31, 2007 and the twelve months ended December 31, 2006, we incurred approximately $37,000 and $151,000, respectively, in dividends payable to VRM I based on the number of shares they held on the dividend record dates.

During the twelve months ended December 31, 2006 we bought approximately $1.4 million in real estate loans from VRM I and sold approximately $0.5 million in real estate loans to VRM I. No gain or loss resulted from these transactions.

As of March 31, 2007, Fund III owned 158,191 of our common shares. For the three months ended March 31, 2007 and the twelve months ended December 31, 2006, we declared approximately $16,000 and $47,000, respectively, in dividends payable to Fund III based on the number of shares they held on the dividend record dates.

During the three months ended March 31, 2007 and the twelve months ended December 31, 2006, we purchased $1.3 million and $4.9 million, respectively, in real estate loans from Fund III. In addition, during the twelve months period ended December 31 2006, we sold $6.0 million in real estate loans to Fund III. No gain or loss resulted from these transactions.

During January 2006, Michael V. Shustek, the manager’s CEO, purchased a $2 million trust deed investment from us, of which, the total balance of $2 million was repurchased by us. No gain or loss resulted from these transactions.

During the twelve months ended December 31, 2006, we purchased $556,000 in performing real estate loans from LTD, a company wholly owned by our CEO Michael V. Shustek. No gain or loss resulted from these transactions.

As of March 31, 2007, we had receivables from related parties, under common management, of $33,000.

For the three months ended March 31, 2007 and the twelve months ended December 31, 2006, we incurred $38,000 and $88,000 for legal fees to the law firm of Levine, Garfinkel & Katz in which the Secretary of Vestin Group has an equity ownership interest in the law firm.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2007 annual meeting. If any other business is properly brought before the 2007 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. If no recommendation is made by the Board of Directors the proxy holder will vote your shares in its own discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephone or over the Internet.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of our Annual Report on Form 10-K, for the year ended December 31, 2006, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at this annual meeting. This Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have filed an Annual Report on Form 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission. We make available free of charge through http://www.vestinrealtymortgageii.com our Annual Reports on Form 10-K or by writing Michael V. Shustek, Secretary, Vestin Realty Mortgage II, Inc., 8379 W. Sunset Road, Las Vegas, Nevada 89113.

By Order of the Board of Directors,

/s/ Michael V. Shustek
Michael V. Shustek
Chairman of the Board of Directors and Chief Executive Officer

Dated: May 4 2007
Las Vegas, Nevada

VESTIN REALTY MORTGAGE II, INC.
PROXY

Annual Meeting of Stockholders, June 6, 2007

This Proxy is Solicited on Behalf of the Board of Directors of
VESTIN REALTY MORTGAGE II, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 6, 2007 and the Proxy Statement and appoints Michael V. Shustek and Roclo Revollo, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Vestin Realty Mortgage II, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Marriott Baltimore I Washington Int’l Airport, 1743 West Nursery Road, Baltimore, Maryland, 21240, (410) 859-8300 on Wednesday, June 6, 2007 at 10:00 am. Eastern Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE OTHER LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   [X]

1.	To elect one director of the Company to serve until the 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

[   ] FOR Fredrick J. Zaffarese Leavitt               [   ] WITHHOLD AUTHORITY
 FOR Fredrick J. Zaffarese Leavitt
(See instructions below)

2. To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as independent auditors of the Company for the fiscal year ending December 31, 2007.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted “FOR” the election of the directors listed in #1 and “For” the other listed proposals,

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

___________________________________________________________________________________________

Please check here if you plan to attend the meeting. [   ]

Signature of Stockholder ________________________ Date: __________________

Signature of Stockholder ________________________ Date: __________________

Note: This proxy must be signed exactly as the name appears
hereon. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change your address on your account, please check the box at the right and                 [   ]
indicate your new address in the address space to the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.